As filed with the Securities and Exchange Commission on August 4, 2014
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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SWIFT ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	20-3940661 (I.R.S. Employer Identification No.)

16825 Northchase Dr., Suite 400
Houston, Texas 77060
(Address of Principal Executive Offices) (Zip Code)

SECOND AMENDED AND RESTATED
SWIFT ENERGY COMPANY
2005 STOCK COMPENSATION PLAN
(Full title of the plan)

Laurent A. Baillargeon
General Counsel
Swift Energy Company
16825 Northchase Dr., Suite 400
Houston, Texas 77060
(Name and address of agent for service)

(281) 874‑2700
(Telephone number, including area code, of agent for service)

Copies to:

Donald W. Brodsky Baker & Hostetler, LLP 1000 Louisiana, 20th Floor Houston, Texas 77002 (713) 646-1335	Christopher M. Abundis Secretary & Senior Corporate Counsel Swift Energy Company 16825 Northchase Dr., Suite 400 Houston, Texas 77060 (281) 874-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (4)
Common Stock, $.01 par value per share	475,000 shares	$11.76	$5,586,000	$719.48

(1)	Represents 475,000 additional shares issuable under the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “Plan”).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee.

(4)
Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 475,000 shares reserved for issuance under the Plan at a price per share of $11.76, which is the average of the highest and lowest selling price for the shares on the New York Stock Exchange on July 29, 2014.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Swift Energy Company (the “Company” or the “Registrant” or “we” or “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 475,000 additional shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), under the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on December 20, 2005 (Registration No. 333-130548), Post-Effective Amendment No. 1 to Form S-8 filed with the Securities and Exchange Commission on December 29, 2005 (Registration No. 333-130548), the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 7, 2006 (Registration No. 333-134807), the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on December 10, 2007 (Registration No. 333-147969), the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on December 18, 2008 (Registration No. 333-156290), the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 1, 2010 (Registration No. 333-167233), the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on March 20, 2012 (Registration No. 333-180236) and the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on August 2, 2013 (Registration No. 333-190332).

We incorporate by reference (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

•	Our annual report on Form 10-K for the year ended December 31, 2013, filed March 3, 2014;

•	Our quarterly reports on Form 10-Q for the period ended March 31, 2014, filed May 2, 2014, and for the period ended June 30, 2014, filed August 1, 2014; and

•	Our current reports on Form 8-K filed April 17, 2014, May 8, 2014, and May 27, 2014.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are included as part of this Registration Statement.

Exhibit Number	Description
5.1*	Opinion of Counsel
10.1	Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed May 24, 2013)
10.2	Amendment No. 1 to the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed May 27, 2014)
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of H.J. Gruy and Associates, Inc.
23.3	Consent of Counsel (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 4th day of August, 2014.

SWIFT ENERGY COMPANY
By:	/s/ Terry E. Swift
Terry E. Swift Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Terry E. Swift, Bruce H. Vincent and Alton D. Heckaman, Jr., and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Terry E. Swift
Terry E. Swift	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	August 4, 2014
/s/ Bruce H. Vincent
Bruce H. Vincent	President and Director	August 4, 2014
/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 4, 2014

Signature	Capacity	Date
/s/ Deanna L. Cannon
Deanna L. Cannon	Director	August 4, 2014
/s/ Douglas J. Lanier
Douglas J. Lanier	Director	August 4, 2014
/s/ Greg Matiuk
Greg Matiuk	Director	August 4, 2014

Clyde W. Smith, Jr.	Director
/s/ Charles J. Swindells
Charles J. Swindells	Director	August 4, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
5.1*	Opinion of Counsel
10.1	Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed May 24, 2013)
10.2	Amendment No. 1 to the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed May 27, 2014)
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of H.J. Gruy and Associates, Inc.
23.3	Consent of Counsel (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

* Filed herewith

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